1© 2024 Laureate Education, Inc. Fourth Quarter & Year-End 2023 Earnings Presentation February 22, 2024 Exhibit 99.2

2© 2024 Laureate Education, Inc. This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), and all statements we make relating to our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction are forward- looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 22, 2024, our subsequent Quarterly Reports on Form 10-Q filed, and to be filed, with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC. Forward Looking Statements

3© 2024 Laureate Education, Inc. In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of net income (loss), adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenue, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA to Unlevered Free Cash Flow Conversion consists of Unlevered Free Cash Flow (which is defined as cash flows from operating activities, less capital expenditures (net of sales of PP&E), plus net cash interest expense) divided by Adjusted EBITDA. Adjusted EBITDA to Unlevered Free Cash Flow provides useful information to investors and others in understanding and evaluating our ability to generate cash flows. Total debt, net of cash and cash equivalents (or net debt) consists of total gross debt, less total cash and cash equivalents. Net debt provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debt. Laureate’s calculations of Adjusted EBITDA and its related margin, Adjusted EBITDA to Unlevered Free Cash Flow Conversion, total debt, net of cash and cash equivalents (or net debt), and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA and Free Cash Flow are reconciled from their respective GAAP measures in the attached tables “Non-GAAP Reconciliation”. We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local- currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. . Presentation of Non-GAAP Measures

4© 2024 Laureate Education, Inc. SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding

5© 2024 Laureate Education, Inc. Executive Summary ✓ Fourth quarter Revenue and Adjusted EBITDA ahead of guidance; Net Income of $42M in Q4 ✓ Robust performance in FY 2023 – continued growth, margin expansion and cash generation ‒ Delivered double-digit growth in Revenue and Adjusted EBITDA, margins at historic high and Adjusted EBITDA to Unlevered FCF Conversion of 49%1 ‒ FY results: Revenue of $1,484M, Adjusted EBITDA of $419M and Net Income of $107M ✓ 2024 outlook shows continued growth opportunities ‒ Mexico: Strong growth expectations; favorable macro backdrop including nearshoring tailwinds ‒ Peru: Growth more muted due to current economic downturn; expect recovery in 2H 2024 ✓ Maintaining target financial profile provided on year-end 2022 earnings call, with 8-10% Revenue CAGR on a constant currency basis2 and Adjusted EBITDA to Unlevered FCF Conversion of 50%1 ✓ Strong balance sheet with continued commitment to return capital to shareholders ‒ Returned $110M of capital to shareholders in 2023 via special cash dividend in November ‒ Announcing today a new $100M stock buyback authorization Strong FY 2023 Results – Delivering on Commitments to Investors (1) Unlevered Free Cash Flow defined as Cash From Operations, less capital expenditures (net of sales of PP&E), plus net cash interest expense. Adjusted EBITDA to Unlevered Free Cash Flow Conversion defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. (2) Over 3-5 year period, beginning with FY 2023 (as provided on February 23, 2023)

6© 2024 Laureate Education, Inc. Key Academic Highlights in 2023 Unwavering Commitment to Academic Quality UPC in Peru: For the third consecutive year, UPC in Peru was ranked the #1 Education Brand in the country by Merco, and even more impressively, was ranked 9th among all organizations across various industries in the country. UVM in Mexico: Ranked as the 2nd Best Private University in the Reader’s Digest 2023 Ranking of Private Universities in Mexico. UPN in Peru: For the third consecutive year, the UPN Technology and Innovation Support Center (CATI) was named the best in Peru, boasting the highest number of patent applications in the country. UNITEC in Mexico: Reaccredited for maximum period (7 years) by the Federation of Mexican Private Institutions of Higher Education (FIMPES). Universidad Peruana de Ciencias Aplicadas (UPC) Universidad del Valle de México (UVM) Universidad Privada del Norte (UPN) Universidad Tecnológica de México (UNITEC)

7© 2024 Laureate Education, Inc. COMPELLING INVESTMENT CHARACTERISTICS

8© 2024 Laureate Education, Inc. Mexico Peru Combined Population (M) 129M 32M 161M Higher Education Students (000s) 5,193 1,841 7,034 Higher Education Gross Participation Rate1 34%2 52%2 38% Market Share for Private Institutions2 43% 74% 54% Large Markets with Low Penetration Rates in Higher Education Sources: UNESCO, World Bank, Secretaría de Educación Pública (Mexico), Superintendencia Nacional de Educación Superior Universitaria (Peru), Ministry of Education of Peru. Data as of year-end 2022. Attractive Markets with Strong Growth Opportunities Fueled by Increasing Participation Rates (1) Defined as total enrollments as compared to 18-24 year old population; European Union (EU) is based on management estimate. (2) Includes 12% participation in Technical/Vocation institutions in Peru, 1% in Mexico. (3) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 37%); for Peru based on total country. U.S. E.U. 60% 56%

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 12/31/23	Market Segment	QS Stars™ Overall	Ratings / Rankings
Mexico	UVM Laureate International Universities Universidad del Valle de México (UVM)		1960	113,200	Premium/ Traditional	★★★★	■ Ranked Top 10 university in Mexico ■ 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Mexico	UNITEC Universidad Tecnológica de México Universidad Tecnológica de México (UNITEC)		1966	128,800	Value/ Teaching	★★★	■ Largest private university in Mexico ■ 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	69,700	Premium/ Traditional	★★★★	■ Ranked Top 5 university in Peru ■ 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	UPN Universidad Privada del Norte Universidad Privada del Norte (UPN)		1994	117,200	Value/ Teaching	★★★★	■ 3rd largest private university in Peru ■ 5-Stars rated by QS Stars™ in categories of Employability, Inclusiveness, Online Learning & Social Responsibility
Peru	CIBERTEC CIBERTEC		1983	20,000	Technical/ Vocational		■ One of the largest private technical / vocational institutes in Peru

Operating Leading Brands in Attractive Market Segments

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

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10© 2024 Laureate Education, Inc. Q4 & FY 2023 PERFORMANCE RESULTS

2023 Fourth Quarter – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q4 '23 Results	Variance Vs. Q4 '22 As Reported	Variance Vs. Q4 '22 Organic/CC[1]	Notes
New Enrollment	8K	40%	40%	• Not a material intake period, impacted by timing of intakes
Total Enrollment	449K	6%	6%	• Mexico +9%, Peru +3% • Driven by new enrollment growth
Revenue	$409	18%	10%	• Driven by enrollment growth and favorable price/mix
Adj. EBITDA	$131	39%	28%	• Strong underlying trends
Adj. EBITDA margin	32.1%	469 bps	460 bps	• Strong revenue flow thru driven by both segments

Strong Underlying Trends During the Fourth Quarter

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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2023 FY – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	FY '23 Results	Variance Vs. FY '22 As Reported	Variance Vs. FY '22 Organic/CC[1]	Notes
New Enrollment	241K	10%	10%	• Strong intakes during 2023 • Mexico +11%, Peru +9%
Total Enrollment	449K	6%	6%	• Mexico +9%, Peru +3% • Driven by new enrollment growth
Revenue	$1,484	19%	11%	• Strong enrollment growth and favorable price/mix
Adj. EBITDA	$419	24%	15%	• Strong revenue growth and productivity gains, partially offset by final return to campus expenses
Adj. EBITDA margin	28.2%	92 bps	110 bps	• Continued focus on margin expansion driven primarily by Mexico, as well as Corporate G&A reductions

Robust Operating Performance in FY 2023
Adjusted EBITDA Margin at Historic High for Laureate

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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13© 2024 Laureate Education, Inc. SEGMENT RESULTS

14© 2024 Laureate Education, Inc. (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Mexico Segment Results Q4 Results FY Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q4 ’23 Organic/CC Vs. Q4 ’22 (1) FY ’23 Organic/CC Vs. FY ’22 (1) New Enrollment 7K 41% 154K 11% • Strong primary and secondary intakes in 2023 Total Enrollment 242K 9% 242K 9% • Driven by new enrollment growth Revenue $223 11% $783 13% • Driven by enrollment growth and favorable price/mix Adj. EBITDA $68 40% $177 26% • Strong revenue growth and productivity gains, partially offset by final return to face-to- face classes at campuses Adj. EBITDA margin 30.4% 614 bps 22.6% 247 bps • Growth and productivity gains, partially offset by final return to campus expenses Strong Intake Cycles Driving Double-Digit Growth in Revenue and Profitability

Peru Segment Results

($ in millions) (Enrollments rounded to the nearest thousand)	Q4 Results		FY Results		Notes
	Q4 '23	Organic/CC Vs. Q4 '22 (1)	FY '23	Organic/CC Vs. FY '22 (1)	
New Enrollment	1K	n.m.	87K	9%	• Strong growth during primary intake cycle in Q1 • Secondary intake in Q3 impacted by macroeconomic headwinds
Total Enrollment	207K	3%	207K	3%	• New enrollment volume offset by higher attrition during Q3 secondary intake related to macroeconomic conditions
Revenue	$186	8%	$702	10%	• Strong H1 revenue growth partially offset by macroeconomic headwinds in H2
Adj. EBITDA	$80	18%	$287	5%	• Strong revenue growth partially offset by final return to campus expenses
Adj. EBITDA margin	42.8%	368 bps	40.9%	(187 bps)	• Margin impacted by final return to campus expenses

Strong Revenue Growth Partially Offset by Final Return to Campus Expenses

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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16© 2024 Laureate Education, Inc. OUTLOOK

17© 2024 Laureate Education, Inc. 2024 Outlook – Executive Summary ✓ Market dynamics remain favorable for the private sector in Mexico and Peru ✓ 2024 outlook reflects differing macroeconomic conditions by market – Mexico: Strong growth expectations; favorable macro backdrop including nearshoring tailwinds – Peru: Growth more muted due to current economic downturn; expect recovery in 2H 2024 ✓ 2024 Revenue growth expected at 5%-6% Vs. 20231 (up 5%-6% on an organic constant currency basis2) ✓ 2024 Adjusted EBITDA growth expected at 5%-8% Vs. 20231 (up 6%-9% on an organic constant currency basis2) ✓ Adjusted EBITDA Margin accretion of 0.4pts3 (0.5pts FX neutral) driven by Mexico's continued margin optimization as well as additional reduction of corporate expenses ✓ Adjusted EBITDA to Unlevered Free Cash Flow Conversion in the high 30% range – Includes one-time legacy Laureate payments of ~$45M primarily driven by deferred taxes – Absent legacy Laureate clean-up items, our Adjusted EBITDA to Unlevered Free Cash Flow conversion is targeted to reach 50% in 2024, in line with our stated target profile (1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.05 & PEN 3.88 for February through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. (2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. (3) At mid-point of 2024 guidance provided. Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA or its related margin to projected net income or its related margin without unreasonable effort.

18© 2024 Laureate Education, Inc. 2024 Outlook1 Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) (Enrollments rounded to the nearest thousand) Current FY 2024 Outlook (1) Total Enrollment 467K - 473K Revenue $1,553 - $1,568 Adjusted EBITDA $441 - $451 Continued Top Line Growth and Margin Expansion (1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.05 & PEN 3.88 for February through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

19© 2024 Laureate Education, Inc. Q1 2024 Guidance Details Note: An outlook for Q1 2024 net income and reconciliation of the forward-looking Q1 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) Q1 2024 Outlook (1) Revenue $266 - $271 Adjusted EBITDA $23 - $26 (1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.05 & PEN 3.88 for February through March 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded. • Start of classes shifted in both Mexico and Peru for certain programs causing unfavorable timing impact of ($12M) in Revenue and ($10M) in Adjusted EBITDA for Q1. Offsetting favorable impact to be reflected Q2-Q4 • One-time restructuring cost ($5M) related to Mexico margin optimization plan Q1 Outlook Unfavorably Impacted by Academic Calendar and Restructuring (Largely Out-of-Session Seasonally Low Period)

20© 2024 Laureate Education, Inc. APPENDIX

21© 2024 Laureate Education, Inc. Q4 ’23 B / (W) Notes ($ in millions) Reported Vs. Q4 ’22 Adjusted EBITDA 131 37 Depreciation & Amort. (18) (2) Interest Expense, net (2) 1 Impairments (1) (1) Other (27) (11) • Non-cash FX translation loss on intercompany loans Income Tax (36) (10) Income/(Loss) From Continuing Operations 48 13 Discontinued Operations (Net of Tax) (6) (10) • Indemnification on prior sale Net Income / (Loss) 42 3 Income from Continuing Operations Improved Versus Prior Year 2023 Fourth Quarter – Net Income Reconciliation

22© 2024 Laureate Education, Inc. FY ’23 B / (W) Notes ($ in millions) Reported Vs. FY ’22 Adjusted EBITDA 419 80 Depreciation & Amort. (70) (11) Interest Expense, net (12) (3) Impairments (3) (3) Other (79) (55) • Non-cash FX translation loss on intercompany loans Income Tax (138) 48 • Prior year included discrete tax expenses Income/(Loss) From Continuing Operations 117 56 Discontinued Operations (Net of Tax) (10) (18) Net Income / (Loss) 107 38 2023 FY – Net Income Reconciliation Income from Continuing Operations Improved Versus Prior Year

23© 2024 Laureate Education, Inc. Q4 2023 Capitalization and Return of Capital Return of Capital Actions: • Q4 2023: $110M ($0.70 per share) special cash dividend • Today: New $100M stock buyback authorization announced Strong Balance and Cash Accretive Business Model Allow For Continued Return of Capital ($ in millions) Total Company as of 12/31/23 Gross Debt $167 Less: Cash & Cash Equivalents ($89) Net Debt $78 ➢ Total current shares outstanding of 158M shares as of December 31st

2024 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2023 FY Results Adjusted	449K	$1,484	$419
Organic Growth	18K - 24K	$77 - $92	$27 - $37
Organic Growth %	4% - 5%	5% - 6%	6% - 9%
2024 FY Guidance (Constant Currency)	467K - 473K	$1,561 - $1,576	$446 - $456
FX Impact (spot FX) (1)		($8)	($5)
2024 FY Guidance (@ spot FX) (1)	467K - 473K	$1,553 - $1,568	$441 - $451
As Reported Growth %	4% - 5%	5% - 6%	5% - 8%

Continued Top Line Growth and Margin Expansion

(1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.05 & PEN 3.88 for February through December 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for 2024 net income and reconciliation of the forward-looking 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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Q1 2024 Guidance Details

($ in millions)	1Q Guidance Revenues	1Q Guidance Adj. EBITDA
2023 Q1 Results As Reported	$251	$33
Timing Impact Intra-Year (academic calendar)	($12)	($10)
2023 Q1 Results Adjusted	$239	$23
Organic Growth	$13 - $18	$3 - $6
Organic Growth % (excl. Mexico restructuring)	5% - 7%	13% - 26%
One-time restructuring (Mexico margin optimization plan)	-	($5)
2024 Q1 Guidance (Constant Currency)	$252 - $257	$21 - $24
FX Impact (spot FX) (1)	$14	$2
2024 Q1 Guidance (@ spot FX) (1)	$266 - $271	$23 - $26

Start of classes shifted in both Mexico and Peru for certain programs, offsetting favorable impact to be reflected in Q2-Q4

Q1 Outlook Unfavorably Impacted by Academic Calendar and Restructuring (Largely Out-of-Session Seasonally Low Period)

(1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 17.05 & PEN 3.88 for February through March 2024. FX impact may change based on fluctuations in currency rates in future periods. Amounts presented in whole numbers may be rounded.

Note: An outlook for Q1 2024 net income and reconciliation of the forward-looking Q1 2024 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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26© 2024 Laureate Education, Inc. • Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings • Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adjusted EBITDA Seasonality New Enrollments Seasonality Reported FCF Intra-Year Seasonality Trends Factors Affecting Seasonality ◼ Main intake cycles: – Q1 - Peru – Q3 - Mexico ◼ Academic calendar ◼ FX trends 28% 22% 48% 2% 38% 10% 49% 2% 37% 11% 50% 3% 39% 10% 48% 3% Q1 Q2 Q3 Q4 2020 2021 2022 2023 (14%) 46% 24% 44% 4% 42% 30% 24% 8% 43% 21% 28% 8% 42% 19% 31% Q1 Q2 Q3 Q4 2020 2021 2022 2023 19% 30% 24% 28% 18% 30% 25% 27% 17% 31% 24% 28% 17% 31% 24% 28% Q1 Q2 Q3 Q4 2020 2021 2022 2023

27© 2024 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended December 31, 2023	2022	Change	For the year ended December 31, 2023	2022	Change
Revenues	$ 409.4	$ 346.3	$ 63.1	$ 1,484.3	$ 1,242.3	$ 242.0
Costs and expenses:						
Direct costs	279.4	252.3	27.1	1,089.8	907.4	182.4
General and administrative expenses	18.6	16.0	2.6	52.6	64.8	(12.2)
Loss on impairment of assets	1.5	—	1.5	3.1	0.1	3.0
Operating income	110.0	78.0	32.0	338.8	270.0	68.8
Interest income	2.1	1.9	0.2	9.1	7.6	1.5
Interest expense	(3.7)	(4.8)	1.1	(21.0)	(16.4)	(4.6)
Other (expense) income, net	(0.5)	0.4	(0.9)	(0.3)	0.8	(1.1)
Foreign currency exchange loss, net	(24.1)	(14.5)	(9.6)	(75.7)	(17.4)	(58.3)
(Loss) gain on disposals of subsidiaries, net	—	(0.1)	0.1	3.6	1.4	2.2
Income from continuing operations before income taxes and equity in net income of affiliates	83.7	60.9	22.8	254.5	245.9	8.6
Income tax expense	(36.2)	(26.2)	(10.0)	(137.6)	(185.4)	47.8
Equity in net income of affiliates, net of tax	0.2	0.2	—	0.2	0.3	(0.1)
Income from continuing operations	47.7	34.9	12.8	117.0	60.7	56.3
(Loss) income from discontinued operations, net of tax	(6.0)	4.2	(10.2)	(9.8)	8.3	(18.1)
Net income	41.7	39.1	2.6	107.3	69.0	38.3
Net loss (income) attributable to noncontrolling interests	0.1	0.2	(0.1)	0.3	0.6	(0.3)
Net income attributable to Laureate Education, Inc.	$ 41.9	$ 39.2	$ 2.7	$ 107.6	$ 69.6	$ 38.0
Basic and diluted earnings (loss) per share:						
Basic weighted average shares outstanding	157.4	161.3	(3.9)	157.3	167.7	(10.4)
Diluted weighted average shares outstanding	158.1	161.9	(3.8)	157.9	168.3	(10.4)
Basic earnings per share	$ 0.26	$ 0.25	$ 0.01	$ 0.69	$ 0.42	$ 0.27
Diluted earnings per share	$ 0.26	$ 0.25	$ 0.01	$ 0.68	$ 0.41	$ 0.27

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended December 31,	2023	2022	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Mexico	$ 223.1	$ 179.0	25%	11%	$ 44.1	$ 20.4	$ —	$ —	$ 23.7
Peru	186.3	167.1	11%	8%	19.2	13.2	—	—	6.0
Corporate & Eliminations	—	0.2	(100)%	(100)%	(0.2)	(0.2)	—	—	—
Total Revenues	$ 409.4	$ 346.3	18%	10%	$ 63.1	$ 33.4	$ —	$ —	$ 29.7
Adjusted EBITDA									
Mexico	$ 67.9	$ 43.5	56%	40%	$ 24.4	$ 17.2	$ 0.3	$ —	$ 6.9
Peru	79.8	65.3	22%	18%	14.5	11.8	—	—	2.7
Corporate & Eliminations	(16.3)	(14.0)	(16)%	(16)%	(2.3)	(2.3)	—	—	—
Total Adjusted EBITDA	$ 131.3	$ 94.8	39%	28%	$ 36.5	$ 26.6	$ 0.3	$ —	$ 9.6

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2022 Revenues and Adjusted EBITDA amounts.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the year ended December 31,	2023	2022	% Change: Reported	% Change: Organic Constant Currency[2]	$ Variance Components: Total	Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Mexico	$ 782.6	$ 613.9	27%	13%	$ 168.7	$ 77.1	$ —	$ —	$ 91.6
Peru	701.7	624.2	12%	10%	77.5	60.2	—	—	17.3
Corporate & Eliminations	—	4.1	(100)%	(100)%	(4.1)	(4.1)	—	—	—
Total Revenues	$ 1,484.3	$ 1,242.3	19%	11%	$ 242.0	$ 133.1	$ —	$ —	$ 108.9
Adjusted EBITDA									
Mexico	$ 177.0	$ 123.4	43%	26%	$ 53.6	$ 32.6	$ 0.4	$ —	$ 20.6
Peru	286.9	266.7	8%	5%	20.2	12.9	—	—	7.3
Corporate & Eliminations	(45.2)	(51.2)	12%	12%	6.0	6.0	—	—	—
Total Adjusted EBITDA	$ 418.6	$ 338.9	24%	15%	$ 79.7	$ 51.4	$ 0.4	$ —	$ 27.9

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2022 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2024 Laureate Education, Inc.
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31© 2024 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS December 31, 2023 December 31, 2022 Change Assets Cash and cash equivalents $ 89.4 $ 85.2 $ 4.2 Receivables (current), net 92.1 80.7 11.4 Other current assets 42.0 60.3 (18.3) Property and equipment, net 562.2 523.4 38.8 Operating lease right-of-use assets, net 371.6 389.6 (18.0) Goodwill and other intangible assets 830.7 735.1 95.6 Deferred income taxes 71.4 51.9 19.5 Other long-term assets 49.9 46.0 3.9 Current and long-term assets held for sale 16.3 — 16.3 Total assets $ 2,125.6 $ 1,972.2 $ 153.4 Liabilities and stockholders' equity Accounts payable and accrued expenses $ 209.4 $ 178.6 $ 30.8 Deferred revenue and student deposits 69.4 51.3 18.1 Total operating leases, including current portion 417.6 415.9 1.7 Total long-term debt, including current portion 165.1 232.1 (67.0) Other liabilities 303.5 318.6 (15.1) Current and long-term liabilities held for sale 11.5 — 11.5 Total liabilities 1,176.5 1,196.5 (20.0) Redeemable noncontrolling interests and equity 1.4 1.4 — Total stockholders' equity 947.7 774.4 173.3 Total liabilities and stockholders' equity $ 2,125.6 $ 1,972.2 $ 153.4

32© 2024 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the year ended December 31, IN MILLIONS 2023 2022 Change Cash flows from operating activities Net income $ 107.3 $ 69.0 $ 38.3 Depreciation and amortization 69.6 59.1 10.5 Loss (gain) on sales and disposal of subsidiaries, property and equipment and leases, net 9.6 (11.1) 20.7 Deferred income taxes (55.9) (0.5) (55.4) Unrealized foreign currency exchange loss 75.5 13.9 61.6 Income tax receivable/payable, net 23.3 31.3 (8.0) Working capital, excluding tax accounts (67.1) (52.2) (14.9) Other non-cash adjustments 88.5 68.7 19.8 Net cash provided by operating activities 250.8 178.2 72.6 Cash flows from investing activities Purchase of property and equipment (56.4) (52.8) (3.6) Expenditures for deferred costs — (0.3) 0.3 Receipts from sales of discontinued operations, net of cash sold, property and equipment 4.5 83.4 (78.9) Net cash (used in) provided by investing activities (51.9) 30.3 (82.2) Cash flows from financing activities (Decrease) increase in long-term debt, net (89.7) 62.5 (152.3) Special cash distribution (112.5) (253.2) 140.7 Payments to repurchase common stock — (282.2) 282.2 Financing other, net 0.3 11.2 (10.9) Net cash used in by financing activities (201.9) (461.6) 259.7 Effects of exchange rate changes on cash 6.6 1.2 5.4 Change in cash included in current assets held for sale (0.5) — (0.5) Net change in cash and cash equivalents 3.1 (251.8) 254.9 Cash and cash equivalents at beginning of period 93.8 345.6 (251.8) Cash and cash equivalents at end of period $ 96.9 $ 93.8 $ 3.1

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles Net Income to Adjusted EBITDA and Adjusted EBITDA margin:

IN MILLIONS	For the three months ended December 31, 2023	2022	Change	For the year ended December 31, 2023	2022	Change
Net income	$ 41.7	$ 39.1	$ 2.6	$ 107.3	$ 69.0	$ 38.3
Plus:						
Loss (income) from discontinued operations, net of tax	6.0	(4.2)	10.2	9.8	(8.3)	18.1
Income (loss) from continuing operations	47.7	34.9	12.8	117.0	60.7	56.3
Plus:						
Equity in net income of affiliates, net of tax	(0.2)	(0.2)	—	(0.2)	(0.3)	0.1
Income tax expense (benefit)	36.2	26.2	10.0	137.6	185.4	(47.8)
Income from continuing operations before income taxes and equity in net income of affiliates	83.7	60.9	22.8	254.5	245.9	8.6
Plus:						
Loss (gain) on disposal of subsidiaries, net	—	0.1	(0.1)	(3.6)	(1.4)	(2.2)
Foreign currency exchange loss (gain), net	24.1	14.5	9.6	75.7	17.4	58.3
Other (income) expense, net	0.5	(0.4)	0.9	0.3	(0.8)	1.1
Interest expense	3.7	4.8	(1.1)	21.0	16.4	4.6
Interest income	(2.1)	(1.9)	(0.2)	(9.1)	(7.6)	(1.5)
Operating income	110.0	78.0	32.0	338.8	270.0	68.8
Plus:						
Depreciation and amortization	17.7	15.5	2.2	69.6	59.1	10.5
EBITDA	127.7	93.5	34.2	408.4	329.1	79.3
Plus:						
Share-based compensation expense (3)	2.2	1.8	0.4	7.1	8.8	(1.7)
Loss on impairment of assets (4)	1.5	—	1.5	3.1	0.1	3.0
EiP implementation expenses (5)	—	(0.5)	0.5	—	0.8	(0.8)
Adjusted EBITDA	$ 131.3	$ 94.8	$ 36.5	$ 418.6	$ 338.9	$ 79.7
Revenues	$ 409.4	$ 346.3	$ 63.1	$ 1,484.3	$ 1,242.3	$ 242.0
Income (loss) from continuing operations margin	11.7 %	10.1 %	157 bps	7.9 %	4.9 %	299 bps
Adjusted EBITDA margin	32.1 %	27.4 %	469 bps	28.2 %	27.3 %	92 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718, "Stock Compensation."

(4) Represents non-cash charges related to impairments of long-lived assets.

(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs), as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also included other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure, an enterprise-wide program aimed at revenue growth, and certain non-recurring costs incurred in connection with previous dispositions. The EiP initiative was completed as of December 31, 2021, except for certain EiP expenses related to the run out of programs that began in prior periods.

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Note: Dollars in millions, and may not sum to total due to rounding

34© 2024 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliation (2 of 2) Note: Dollars in millions, and may not sum to total due to rounding The following table presents Free cash flow and reconciles Net cash flows from operating activities to Free cash flow: For the year ended December 31, IN MILLIONS 2023 2022 2021 Net cash provided by (used in) operating activities $ 250.8 $ 178.2 $ (156.1) Capital expenditures: Purchase of property and equipment (56.4) (52.8) (50.4) Expenditures for deferred costs — (0.3) (5.8) Free cash flow $ 194.4 $ 125.1 $ (212.3)

35© 2024 Laureate Education, Inc.